Exhibit 99.1

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

THIS WHITE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

SPECIAL MEETING OF SHAREHOLDERS – APRIL 27, 2021

The undersigned appoints each of Christopher A. Cooper and Steven M. Gaven, with full power of substitution, to represent the undersigned at the special meeting of shareholders of Boston Private Financial Holdings, Inc., on April 27, 2021 at 10:00 a.m., Eastern time, and at any adjournments or postponements thereof, and to vote at such meeting the shares of common stock that the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in the judgment of such named proxy upon all other matters that may properly come before the meeting or any adjournment or postponement thereof. The undersigned revokes any proxy previously given to vote at such meeting or any adjournment or postponement thereof.

IF THIS WHITE PROXY IS PROPERLY EXECUTED AND NO INSTRUCTION IS PROVIDED FOR SUCH ITEMS, THE SHARES REPRESENTED BY THIS WHITE PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

(continued and to be signed and dated on the reverse side)

Boston Private Financial Holdings, Inc.

YOUR VOTE IS IMPORTANT.

Please take a moment now to vote your shares of Boston Private Financial Holdings, Inc.

Common Stock for the upcoming Special Meeting of Shareholders

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1.

Vote by Telephone – Call toll-free from the U.S. or Canada at 866-547-4629, on a touch-tone telephone. If outside the U.S. or Canada, call 646-880-9088. Please follow the simple instructions provided. You will be required to provide the unique control number printed below.

2.

Vote by Internet – Please access www.proxyvotenow.com/bpfh, and follow the simple instructions provided. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

CONTROL NUMBER

You may vote by telephone or Internet 24 hours a day, 7 days a week.

If you vote your proxy by telephone or Internet, you do NOT need to mail back your proxy card.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a proxy card.

3.

Vote by Mail – If you do not have access to a touch-tone telephone or to the Internet, please sign, date and return the proxy card in the envelope provided, or mail to: c/o Boston Private Financial Holdings, Inc., 200 Business Park Circle, Suite 112, St Augustine, FL 32095.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

Please mark vote as in this sample

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSALS 1, 2 AND 3.

	FOR	AGAINST	ABSTAIN

1. Approve the Agreement and Plan of Merger, dated as of January 4, 2021, as it may be amended from time to time, by and between SVB Financial Group, a Delaware corporation, and Boston Private Financial Holdings, Inc., a Massachusetts corporation (the “merger agreement”).

	☐	☐	☐
	FOR	AGAINST	ABSTAIN
2. Approve, on an advisory (non-binding) basis, certain compensation arrangements for Boston Private’s named executive officers in connection with the merger contemplated by the merger agreement.	☐	☐	☐
	FOR	AGAINST	ABSTAIN

3. Adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting or any adjournment or postponement thereof to approve the merger agreement.

	☐	☐	☐

Date: , 2021

Signature

Signature (if jointly held)

Title(s)
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, or other fiduciary, please give full title as such.
Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.